Exhibit 32

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. §1350

Solely for the purpose of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Badger Meter, Inc., a Wisconsin corporation (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2026 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 20, 2026	By	/s/ Kenneth C. Bockhorst
Kenneth C. Bockhorst
Chairman, President and Chief Executive Officer (Principal executive officer)

		By	/s/ Daniel R. Weltzien
Daniel R. Weltzien
Vice President – Chief Financial Officer and Treasurer (Principal financial officer)